UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2013, United Natural Foods, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) reporting that the Company’s Board of Directors (the “Board”) elected Ann Torre Bates as a member of the Board. At the time of the original filing, Ms. Bates’ committee assignments had not been determined by the Board.

The Company is filing this Current Report on Form 8-K/A (the “Amendment”) to report that on December 18, 2013, the Board appointed Ms. Bates to the Audit Committee and the Compensation Committee. Other than the preceding sentence, no other disclosure in the Original Filing is amended by this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ JOSEPH J. TRAFICANTI
Name:	Joseph J. Traficanti
Title:	Senior Vice President, General Counsel and Chief Compliance Officer

Date:    December 23, 2013